UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 7, 2008 (November 4, 2008)

COVER-ALL TECHNOLOGIES INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13124	13-2698053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Lane Road, Fairfield, New Jersey 07004
(Address of Principal Executive Offices)

Registrant's telephone number, including area code	(973) 461-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2008, Cover-All Technologies Inc., a Delaware corporation (the “Company”) issued a press release announcing that Manish D. Shah has been promoted from Executive Vice President and Chief Technology Officer of the Company to President and Chief Technology Officer, effective as of November 7, 2008.  Mr. Shah has also been elected as a member of the Company’s board of directors (the “Board”), effective as of November 5, 2008, by the Board.  Mr. Shah assumes the President position from John Roblin, who retains the positions of Chief Executive Officer and Chairman of the Board of the Company.

Mr. Shah, age 37, has served as the Company’s Executive Vice President and Chief Technology Officer since May 2008 and May 2004, respectively.  Mr. Shah served as the Company’s Director of Technology from December 2002 through May 2004 and served as the Company’s technology consultant from September 2000 through December 2001.  He graduated with Honors from the Columbia University Executive MBA Program in May of 2008.  Prior to joining the Company, Mr. Shah held several technology management positions at various companies such as Andersen Consulting, P&O Nedlloyd and Tata Consultancy Services in different industries for over 10 years.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated November 7, 2008.

[signature on following page]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVER-ALL TECHNOLOGIES INC.

Date: November 7, 2008	By:	/s/ Ann Massey
Ann Massey, Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release, dated November 7, 2008.